As filed with the Securities and Exchange Commission on November 13, 2002
                                                       Registration No. 33-25914
=================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                               TREMONT CORPORATION
                          (Formerly BAROID CORPORATION)
             (Exact name of registrant as specified in its charter)

           Delaware                                              76-0262791
 (State or other jurisdiction                                 (I.R.S. Employer
     of incorporation or                                     Identification No.)
         organization)

                                  1999 Broadway
                                   Suite 4300
                             Denver, Colorado 80202
               (Address of principal executive offices) (Zip Code)

                              --------------------

        1988 LONG TERM PERFORMANCE INCENTIVE PLAN OF TREMONT CORPORATION
         (Formerly 1988 LONG TERM PERFORMANCE INCENTIVE PLAN OF BAROID
                                   CORPORATION
                            (Full title of the plan)

                              --------------------

                              Joan H. Prusse, Esq.
                                  1999 Broadway
                                   Suite 4300
                             Denver, Colorado 80202
                                 (303) 296-5600
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

       =================================================================

                                 DEREGISTRATION

     On September 24, 2002 the last outstanding stock option issued under the 1988 Long Term Performance Incentive Plan of Tremont Corporation (the "Plan") was fully exercised or canceled in lieu thereof, and the Plan terminated the same day pursuant to its terms. This registration statement initially registered in the aggregate the sale of 5,000,000 shares of the registrant's common stock, current par value $1.00 per share (the "Common Stock"), to be issued pursuant to the Plan. (Par value of the stock at the time of registration was $.10 per share.) Upon the termination of the Plan, only 279,236 shares of Common Stock had been issued and sold pursuant to the Plan. Accordingly, the registrant hereby deregisters the 4,720,764 shares of Common Stock registered pursuant to this registration statement that will never be issued or sold under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, Colorado, on November 13, 2002:

                               TREMONT CORPORATION

                               By:
                                      /s/ J. Landis Martin
                                      ------------------------------------------
                                      J. Landis Martin
                               President


     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                                  Title                                  Date

                                        Chairman of the Board, President and
/s/ J. Landis Martin                    Chief Executive Officer (Principal
--------------------
J. Landis Martin                        Executive Officer)                          November 13, 2002


----------------
W. Hayden McIlroy                       Director                                    November ___, 2002

/s/ Glenn R. Simmons
--------------------
Glenn R. Simmons                        Director                                    November 13, 2002

/s/ Harold C. Simmons
---------------------
Harold C. Simmons                       Director                                    November 13, 2002

/s/ Gen. Thomas P. Stafford
---------------------------
Gen. Thomas P. Stafford                 Director                                    November 13, 2002

/s/ Steven L. Watson
----------------------
Steven L. Watson                        Director                                    November 12, 2002

/s/ Terry N. Worrell
-------------
Terry N. Worrell                        Director                                    November 13, 2002

/s/ Mark A. Wallace                     Vice President and Treasurer (Principal
-------------------
Mark A. Wallace                         Financial Officer)                          November 13, 2002

/s/ JoAnne A. Nadalin                   Principal Accounting Officer
---------------------
JoAnne A. Nadalin                                                                   November 12, 2002
